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                                                                    Exhibit 4(j)
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                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
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                       Officer's Certificate Pursuant to
                     Sections 2.3 and 11.5 of the Indenture
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          The undersigned hereby certifies, pursuant to the Senior Indenture, dated as of ____________, _____ (the "Indenture"), between Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), and ___________________, a ____________________, as Trustee (the "Trustee"), that:

          A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company at its meeting held on ____________________ a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, which Securities shall be in the form and shall include the Certificate of Authentication attached hereto and shall have the following terms (capitalized terms defined in the Indenture but not herein shall have the meanings given to such terms in the Indenture):

          1. [state the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series];

          2. [state any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture)];

          3. [if other than Dollars, state the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency or ECU)];

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          4.  [state the date or dates on which the principal of the Securities of the series is payable];

          5. [state the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined];

          6. [state the place or places of payment where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.2 of the Indenture)];

          7. [state the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise];

          8. [state the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation];

          9. [if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Unregistered Securities, state the denominations in which Securities of the series shall be issuable];

          10. [if other than the principal amount thereof, state the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof];

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          11.  [if other than the coin or currency in which the Securities of that series are denominated, state the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable];

          12. [if the principal of or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, state the period or periods within which, and the terms and conditions upon which, such election may be made];

          13. [if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, state the manner in which such amounts shall be determined];

          14. [state whether the Securities of the series will be issuable as Registered Securities (and if so, state whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, state any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 2.8 of the Indenture, state the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa];

          15. [state whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, state whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts];

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          16.  [if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, include the form and terms of such certificates, documents or conditions];

          17. [identify any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series];

          18. [describe any other events of default or covenants with respect to the Securities of such series in addition to the Events of Default or covenants set forth herein]; and

          19. [state any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture)].

          B. The undersigned has read the Indenture, including the provisions of Sections 2.3 and 11.5 and the definitions relating thereto, and the resolutions adopted by the Board of Directors of the Company referred to above. In the opinion of the undersigned, [he][she] has made such examination or investigation as is necessary to enable [him][her] to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the title and terms of a series of Securities under the Indenture, designated as the _____________ in this Officer's Certificate, and to the authentication and delivery by the Trustee of such Securities, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer's Certificate as of the ____ day of __________, _____.

                         ________________________________
                         Name:
                         Title:

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